UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
October 19, 2008

Date of Report (Date of earliest event reported)
HLTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-24975	94-3236644

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361

(Address of principal executive offices, including zip code)
(201) 703-3400

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
     To the extent required by Item 1.01 of Form 8-K, the information contained in Item 1.02 of this Current Report is incorporated by reference into this Item 1.01.

Item 1.02.	Termination of a Material Definitive Agreement
     On October 19, 2008, pursuant to the terms of a termination agreement (the “Termination Agreement”), HLTH Corporation and WebMD Health Corp. mutually agreed, in light of recent turmoil in financial markets, to terminate the Agreement and Plan of Merger, dated as of February 20, 2008, between HLTH and WebMD, as amended by Amendment No. 1, dated as of May 6, 2008, and Amendment No. 2, dated as of September 12, 2008 (the “Merger Agreement”). The termination was by mutual agreement of the companies and was unanimously approved by the Board of Directors of each of the companies and by a special committee of independent directors of WebMD. HLTH currently owns approximately 84% of the outstanding common stock of WebMD. The Termination Agreement maintains HLTH’s obligation, under the terms of the Merger Agreement, to pay the expenses of WebMD incurred in connection with the merger. Under the Termination Agreement, HLTH and WebMD have also agreed to amend the Amended and Restated Tax Sharing Agreement, dated as of February 15, 2006, between them (the “Tax Sharing Agreement”) so that, for tax years beginning after December 31, 2007, HLTH will no longer be required to reimburse WebMD for use of net operating loss carryforwards attributable to WebMD that may result from certain extraordinary transactions by HLTH. The Tax Sharing Agreement has not, other than with respect to certain extraordinary transactions by HLTH, required either HLTH or WebMD to reimburse the other party for any net tax savings realized by the consolidated group as a result of the group’s utilization of WebMD’s or HLTH’s net operating loss carryforwards during the period of consolidation, and that will continue following the amendment. The Termination Agreement also provides for HLTH to assign to WebMD the Amended and Restated Data License Agreement, dated as of February 8, 2008, among HLTH, EBS Master LLC and certain affiliated companies. On October 20, 2008, HLTH and WebMD issued a joint press release announcing the termination of the Merger Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report and which is incorporated herein by reference.
     A copy of the Termination Agreement is filed as Exhibit 2.1 to this Current Report and is incorporated herein by reference. A description of the terms of the Merger Agreement appears under the heading “The Merger Agreement” in the joint preliminary Proxy Statement/Prospectus (the “Preliminary Proxy Statement”) included in Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-153194) filed by WebMD on October 14, 2008 and, to the extent required by Item 1.02 of Form 8-K, that description is incorporated by reference in this Item 1.02 pursuant to General Instruction B.3 of Form 8-K. A description of the terms of the Tax Sharing Agreement appears under the heading “Certain Relationships and Related Transactions — Transactions with WebMD — Tax Sharing Agreement” in the Preliminary Proxy Statement and, to the extent required by Item 1.02 of Form 8-K, that description is incorporated by reference in this Item 1.02 pursuant to General Instruction B.3 of Form 8-K.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits
The following exhibits are filed herewith:

Exhibit
Number	Description
2.1	Termination Agreement, dated as of October 19, 2008, between HLTH Corporation and WebMD Health Corp.

99.1	Joint Press Release, issued by HLTH Corporation and WebMD Health Corp. on October 20, 2008, regarding the Termination Agreement

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HLTH CORPORATION

Dated: October 20, 2008	By:	/s/ Lewis H. Leicher

Lewis H. Leicher
Senior Vice President

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Termination Agreement, dated as of October 19, 2008, between HLTH Corporation and WebMD Health Corp.

99.1	Joint Press Release, issued by HLTH Corporation and WebMD Health Corp. on October 20, 2008, regarding the Termination Agreement